EXHIBIT 6

GOODNESS GROWTH HOLDINGS, INC.

SUBSCRIPTION AGREEMENT FOR SUBORDINATE VOTING SHARES

(United States Residents Only)

THE SECURITIES SUBSCRIBED FOR HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND CANNOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF, DIRECTLY OR INDIRECTLY, WITHOUT REGISTRATION UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION THEREFROM. THE SALE CONTEMPLATED HEREBY IS BEING MADE IN RELIANCE ON A PRIVATE PLACEMENT EXEMPTION TO “ACCREDITED INVESTORS” WHO MEET THE CRITERIA OF RULE 501(a) OF REGULATION D ADOPTED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT.

HAVE YOU COMPLETED THIS SUBSCRIPTION AGREEMENT PROPERLY? The following items in this Subscription Agreement must be completed. (Please initial each box.) All Subscribers
x	All Subscriber information in the boxes on page 2.

x	Sign the execution page of this Subscription Agreement on page 2.

x	Schedule “A”, indicating which category is applicable and sign on page A-2.

Return this executed Subscription Agreement and all applicable Schedules to:

Amber Shimpa, President

Email: ****REDACTED****

207 South 9th Street

Minneapolis, Minnesota

together with payment as described herein in the aggregate Subscription Amount set out on the following page.

Return by 2:00 p.m. (Vancouver time) on May 20, 2024

GOODNESS GROWTH HOLDINGS, INC.

SUBSCRIPTION AGREEMENT FOR SUBORDINATE VOTING SHARES

TO: GOODNESS GROWTH HOLDINGS, INC.

The undersigned (the “Subscriber”), on its own behalf, hereby irrevocably subscribes for and agrees to purchase from Goodness Growth Holdings, Inc. (the “Corporation”) that number of subordinate voting shares in the capital of the Corporation (the “Shares”) set out below at a price of US$0.5384 (United States dollars) per Share (the “Subscription Price”). The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Shares” including without limitation the terms, representations and covenants set forth in the applicable Schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation may rely upon the Subscriber’s representations and covenants contained in such documents.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below

Subscriber Information and Signature

	Chicago Atlantic Opportunity Portfolio, LP	Number of Shares: 1,300,078 x US$0.5384
(Name of Subscriber)

=
By:	/s/ John Mazarakis
Authorized Signature
Aggregate Subscription Price: US$700,000
(the “Subscription Amount”)

Authorized Person
(Official Capacity or Title – if the Subscriber is not an individual)

John Mazarakis
(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)

1680 Michigan Ave, Suite 700, Miami Beach, FL 33139, United States
(Subscriber’s Residential Address, including Municipality and Province or State)

(Federal tax shelter number, or similar number if applicable)

***********REDACTED***********************REDACTED*********
(Subscriber’s Telephone Number) (Email Address)

The Subscriber hereby provides the following registration and delivery instructions in connection with the Shares being purchased hereunder.

Registration Instructions:		Delivery Instructions:

Chicago Atlantic Opportunity Portfolio, LP		Chicago Atlantic Opportunity Portfolio, LP
(Name)		(Name)

(Account Reference, if applicable)		(Account Reference, if applicable)

1680 Michigan Ave, Suite 700, Miami Beach,		1680 Michigan Ave, Suite 700, Miami Beach,
FL 33139 United States		FL 33139, United States

(Address, including Zip Code)		(Address, including Zip Code)

****REDACTED****	N/A	****REDACTED****	N/A
(Telephone Number)	(Fax Number)	(Telephone Number)	(Fax Number)

John Mazarakis		John Mazarakis
(Contact Name)		(Contact Name)

TERMS AND CONDITIONS OF SUBSCRIPTION FOR SHARES

ARTICLE 1 – INTERPRETATION

1.1	Definitions

Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“BCI 72-503” means BC Instrument 72-503 Distribution of Securities outside British Columbia.

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Ontario and Vancouver, British Columbia are not open for business.

“CDS” means CDS Clearing and Depositary Services Inc.

“CSE” means the Canadian Securities Exchange.

“Closing” shall have the meaning ascribed to such term in Section 4.1.

“Closing Date” means May 20, 2024, or such other date or dates as the Corporation may determine.

“Closing Time” shall have the meaning ascribed to such term in Section 4.1.

“Control Person” shall have the meaning as defined in subsection 1(1) of the Securities Act (British Columbia).

“Corporation” means Goodness Growth Holdings, Inc. and includes any successor corporation to or of the Corporation.

“including” means without limitation.

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators.

“Offering” means the offering in the Selling Jurisdictions of Shares for gross proceeds to the Corporation of US$700,000, to be issued and sold by the Corporation pursuant to this Subscription Agreement.

“Person” includes any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Registrant” means a dealer, adviser, ultimate designated person or chief compliance officer as those terms are used pursuant to the Securities Laws, or a Person registered or otherwise required to be registered under the Securities Laws.

“Regulation D” means Regulation D as promulgated under the U.S. Securities Act.

“Regulation S” means Regulation S as promulgated under the U.S. Securities Act.

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the Selling Jurisdictions, the applicable policy statements, notices, blanket rulings, orders and all other regulatory instruments of the securities regulators in each of the Selling Jurisdictions and the policies of the CSE.

“Selling Jurisdictions” means: (i) the Province of British Columba, Canada, on a private placement basis pursuant to an exemption from the prospectus requirements of the Securities Act (British Columbia); and (ii) the United States on a private placement basis pursuant to an exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

“Shares” all have the meaning ascribed to such term on page 2 of this Subscription Agreement.

“Subscriber” means the subscriber for the Shares as set out on page 2 of this Subscription Agreement.

“Subscription Agreement” means this subscription agreement (including any Schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression “Article” or “Section” followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

“Subscription Amount” shall have the meaning ascribed to such term on page 2 of this Subscription Agreement.

“Subscription Price” shall have the meaning ascribed to such term on page 2 of this Subscription Agreement.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“U.S. Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2	Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3	Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol “$”, are expressed in United States dollars.

1.4	Subdivisions and Headings

The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2 – SCHEDULES

2.1	Description of Schedules

The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule “A” - U.S. Accredited Investor Certificate

Schedule “B” - Collection of Personal Information

ARTICLE 3 – SUBSCRIPTION OF SHARES

3.1	Subscription for the Shares

The Subscriber hereby confirms its irrevocable subscription for and offer to purchase such number of Shares from the Corporation as indicated on page 2 of this Subscription Agreement, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Amount which is payable as described in Article 4 hereto.

3.2	Acceptance and Rejection of Subscription by the Corporation

The Subscriber acknowledges and agrees that the Corporation reserves the right, in its absolute discretion, to reject this subscription for Shares, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Corporation representing the Subscription Amount will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Subscription Amount for that portion of the subscription for the Shares which is not accepted will be promptly delivered to the Subscriber without interest or deduction.

ARTICLE 4 – CLOSING

4.1	Closing

By executing this Subscription Agreement, the Subscriber irrevocably offers to purchase from the Corporation that number of Shares set forth on the second page hereof at the Subscription Price, subject to the terms and conditions set out herein. The Subscriber acknowledges that the offer is subject to the acceptance of this subscription by the Corporation and those conditions listed at Section 4.2 below. Upon the Corporation’s acceptance of this subscription, this Subscription Agreement will constitute an agreement for the purchase by the Subscriber from the Corporation and for the Corporation to issue and sell to the Subscriber, the number of Shares set forth on the second page hereof at the Subscription Price on the terms and conditions set forth herein. The closing (the “Closing”) of the Offering will be completed at or about 4:00 p.m. (Central time) (the “Closing Time”) on the Closing Date. The Subscriber acknowledges that the Shares will be subject to restrictions on transfer as set forth in this Subscription Agreement. At the Closing Time, assuming all conditions of Closing have been satisfied or waived, the Corporation shall authorize the electronic delivery to the Subscriber of the Shares registered in accordance with the instructions provided by the Subscriber hereunder.

If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have not been complied with to the satisfaction of the Corporation, or waived by it, or the Corporation otherwise does not accept this subscription, the Corporation and the Subscriber will have no further obligations under this Subscription Agreement.

It is anticipated that the Shares purchased hereunder will be deposited electronically with CDS through the book-based system administered by CDS on the Closing Date. In such case, no Subscriber will be entitled to receive definitive certificates or other instruments from the Corporation or CDS representing their interest in such securities. Each Subscriber will receive only a customer confirmation from the registered dealer who is a CDS participant and from or through whom the Units hereunder are purchased against payment of the Subscription Amount.

4.2	Conditions of Closing

The Subscriber acknowledges and agrees that the Corporation is relying on the truth of the representations of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions by the date and time set out on the face page hereof, or such other time, date or place as the Corporation may determine, in its sole discretion:

(a)	payment by the Subscriber of the Subscription Amount by certified cheque or bank draft in United States dollars payable to “Goodness Growth Holdings, Inc.”, by electronic wire transfer to the Corporation using the wire instructions provided by the Corporation or such other payment method as may be agreed to by the Corporation;

(b)	the Subscriber having properly completed, signed and delivered this Subscription Agreement (including all applicable Schedules hereto) to:

Goodness Growth Holdings, Inc.

207 South 9th Street

Minneapolis, Minnesota

Attention: Amber Shimpa, President

Email: **********REDACTED*********

(c)	the Subscriber must qualify as a U.S. Accredited Investor, having properly completed, signed and delivered Schedule “A” (the U.S. Accredited Investor Certificate) to this Subscription Agreement;

(d)	the Subscriber having executed and returned to the Corporation, at the Corporation’s request, all other documents as may be required by the Securities Laws for delivery by the Corporation on behalf of the Subscriber;

(e)	the Corporation having obtained all necessary approvals and consents, including regulatory approvals in respect of the Offering; and

(f)	the issue and sale of the Shares being exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities legislation relating to the sale of the Shares, or the Corporation having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus or deliver an offering memorandum.

ARTICLE 5 – REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION

5.1	Representations, Warranties and Covenants of the Corporation

The Corporation hereby represents and warrants to, and covenants with, the Subscriber as follows and acknowledges that the Subscriber is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)	The Corporation is duly incorporated and is validly subsisting and in good standing under the laws of its jurisdiction of incorporation.

(b)	This Subscription Agreement has been, or will be by the Closing, duly authorized by all necessary corporate action on the part of the Corporation and duly executed and delivered by the Corporation and constitutes a legal, valid and binding agreement of the Corporation enforceable against the Corporation.

(c)	The Corporation has taken or will take all steps as may be necessary for it to comply with the requirements of applicable Securities Laws in Canada in respect of the sale of the Shares under this Subscription Agreement.

(d)	The execution and delivery of this Subscription Agreement and the compliance by the Corporation with the terms hereof will not result in any breach or be in conflict with or constitute a default under or create a state of facts that after notice or lapse of time or both would constitute a default under any term or provision of the Corporation’s constating documents, by-laws or resolutions of the directors of the Corporation.

ARTICLE 6 – ACKNOWLEDGEMENTS, REPRESENTATIONS AND COVENANTS OF THE SUBSCRIBER

6.1	Acknowledgements, Representations and Covenants of the Subscriber

The Subscriber, on its own behalf, hereby represents to, and covenants with, the Corporation as follows, as of the date of this Subscription Agreement and as of the Closing Time, and acknowledges that the Corporation is relying on such representations in connection with the transactions contemplated herein:

(a)	The Subscriber confirms that it:

(i)	has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks (including the potential loss of its entire investment) of its investment in the Shares;

(ii)	is capable of assessing the merits and risks (including the potential loss of its entire investment) of the proposed investment in the Shares;

(iii)	is aware of the characteristics of the Shares and understands the risks relating to an investment therein; and

(iv)	is able to bear the economic risk of loss of its investment in the Shares and understands that it may lose its entire investment in the Shares.

(b)	The Subscriber is resident or, if not an individual, has its head office in the jurisdiction set out on page 2 of this Subscription Agreement. Such address was not created and is not used solely for the purpose of acquiring the Shares and the Subscriber was solicited to purchase in only such jurisdiction.

(c)	The subscription for the Shares by the Subscriber is being made pursuant to exemptions under, and does not contravene any of the, applicable securities legislation in the jurisdiction in which the Subscriber resides and does not give rise to any obligation of the Corporation to prepare and file a prospectus or similar document or to register the Shares or to be registered with or to file any report or notice with any governmental or regulatory authority or to otherwise comply with any continuous disclosure obligations under the applicable securities legislation of the jurisdiction in which the Subscriber resides.

(d)	The Subscriber:

(i)	is a U.S. Accredited Investor; and

(ii)	has properly completed, executed and delivered to the Corporation this Subscription Agreement and Schedule “A” (the U.S. Accredited Investor Certificate) to this Subscription Agreement, and the representations, covenants and information contained herein and therein are true and correct as of the date hereof and will be true and correct as of the Closing Time and if less than a complete copy of this Subscription Agreement is delivered to the Corporation, the Corporation and its advisors are entitled to assume that the Subscriber accepts and agrees to all the terms and conditions of the pages not delivered, unaltered.

(e)	The Subscriber is aware that the Shares have not been registered under the U.S. Securities Act or the securities laws of any state of the United States and that the Shares may not be offered or sold, directly or indirectly, without registration under the U.S. Securities Act and applicable U.S. state securities laws or compliance with the requirements of an exemption from such registration.

(f)	The Subscriber is not purchasing the Shares as a result of any form of “general solicitation” or “general advertising” (as those terms are used in Rule 502(c) of Regulation D), including advertisements, articles, notices or other communications, published in any newspaper, magazine or similar media, or on the internet, or broadcast over radio, or television, or on the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(g)	The Subscriber understands and acknowledges that the Shares are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, and without limiting the generality or application of any other covenants, representations or acknowledgements of the Subscriber respecting resale of the securities purchased hereunder, if the Subscriber decides to offer, sell, pledge or otherwise transfer any of the Shares purchased hereunder, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless the transfer is:

(i)	to the Corporation;

(ii)	pursuant to Rule 144 under the U.S. Securities Act, if available, and in accordance with any applicable state securities or “blue sky” laws, and counsel to the Corporation has, prior to such sale, furnished to the Corporation and its registrar and transfer agent an opinion of counsel to that effect, which opinion shall be reasonably satisfactory to the Corporation;

(iii)	in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities or “blue sky” laws, and counsel to the Corporation has, prior to such sale, furnished to the Corporation and its registrar and transfer agent an opinion of counsel to that effect, which opinion shall be reasonably satisfactory to the Corporation; or

(iv)	pursuant to a registration statement that has been declared effective under the U.S. Securities Act and is available for the resale of the Shares,

and the Subscriber understands and agrees that, unless such transfer is being effected pursuant to a registration statement that has been declared effective and is available for the resale of the Shares, the Corporation may instruct its registrar and transfer agent not to record any transfer of the Shares without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

(h)	The Subscriber is familiar with the business and financial condition and operations of the Corporation. The Subscriber has had access to such information concerning the Corporation and the Shares as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Shares.

(i)	The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Shares and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, if applicable, the Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(j)	The Subscriber acknowledges that the subscription for the Shares by the Subscriber is being made pursuant to, and the Corporation is relying on, exemptions for private placements outside of British Columbia under BCI 72-503, and the Subscriber confirms it is not a resident of the Province of British Columbia and is subscribing for the Shares as principal for its own account and not for the benefit of any other person (within the meaning of applicable Securities Laws).

(k)	This Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of the Subscriber. This Subscription Agreement is enforceable in accordance with its terms against the Subscriber.

(l)	If the Subscriber is:

(i)	a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Shares as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement;

(ii)	a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement; or

(iii)	an individual, the Subscriber is of the full age of majority in his or her jurisdiction of residence and is legally competent to execute this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.

(m)	There is no person acting or purporting to act in connection with this subscription for Shares who is entitled to any brokerage or finder’s fee.

(n)	The Subscriber is not, with respect to the Corporation or any of its affiliates, a Control Person and the subscription hereunder by the Subscriber will not create a new Control Person.

(o)	The Subscriber is not acting jointly or in concert with any other subscriber in connection with the Offering for the purpose of the acquisition of the Shares.

(p)	If required by applicable Securities Laws, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Shares as may be required by any securities commission, stock exchange or other regulatory authority.

(q)	The Subscriber has been advised to consult its own legal advisors with respect to trading in the Shares and with respect to the hold periods imposed by the Securities Laws of the Selling Jurisdiction in which the Subscriber resides and other applicable securities laws, and acknowledges that no representation has been made, except as set forth herein, respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such securities and that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are, that the Subscriber is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions. Except as contemplated herein, the Subscriber is purchasing the Shares for investment purposes only and not with a view of resale or distribution.

(r)	The Subscriber is aware that no prospectus or registration statement has been filed with any securities regulatory authorities in connection with the Offering. The Subscriber has not received or been provided with a prospectus, offering memorandum, registration statement (within the meaning of the Securities Laws) or any sales or advertising literature (including printed public media, radio, television or telecommunications, including electronic display) in connection with the Offering or any document purporting to describe the business and affairs of the Corporation which has been prepared for review by prospective purchasers to assist in making an investment decision in respect of the Shares and has relied solely upon the publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or any other person.

(s)	Neither the Corporation nor any of its directors, employees, officers, affiliates or agents has made any written or oral representations:

(i)	that any person will resell or repurchase the Shares;

(ii)	that any person will refund all or any part of the Subscription Amount;

(iii)	as to the future price or value of the Shares; or

(iv)	as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares.

(t)	The Subscriber is not purchasing the Shares with knowledge of any material information concerning the Corporation that has not been generally disclosed and the Subscriber’s decision to enter into this Subscription Agreement was based solely upon this Subscription Agreement and has not been made as a result of any oral or written representations as to facts or otherwise made by or on behalf of the Corporation or any other person. It is understood that information and explanations related to the terms and conditions of the Shares provided by the Corporation, any of its affiliates or any of its representatives shall not be considered investment advice or a recommendation to purchase the Shares, and that none of the Corporation, any of its affiliates nor any of its representatives is acting or has acted as an advisor to the Subscriber in deciding to invest in the Shares. The Subscriber acknowledges that none of the Corporation, any of its affiliates or any of its representatives has made any representation regarding the proper characterization of the Shares for purposes of determining the Subscriber’s authority to invest in the Shares.

(u)	The funds representing the Subscription Amount which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) the Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

(v)	The funds representing the aggregate purchase price which will be advanced by the Subscriber to the Corporation will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, as amended (the “PATRIOT Act”), and the Subscriber acknowledges that the Corporation or any of its affiliates in the United States may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the undersigned’s purchase hereunder, on a confidential basis, pursuant to the PATRIOT Act.

6.2	Acknowledgments and Covenants of the Subscriber

The Subscriber hereby acknowledges, covenants and agrees as follows:

(a)	There is no government or other insurance covering the Shares, there are risks associated with the purchase of the Shares and no securities commission, agency, governmental authority, regulatory body, stock exchange or similar authority has reviewed or passed on the merits of the Shares nor have any such agencies or authorities made any recommendations or endorsement with respect to the Shares.

(b)	The Shares will be subject to statutory resale restrictions under the Securities Laws of the Selling Jurisdiction in which the Subscriber resides and under other applicable Securities Laws, and the Subscriber covenants that it will not resell the Shares except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and the Corporation is not in any way responsible) for such compliance.

(c)	The Subscriber acknowledges that it may not be able to resell any of the Shares except in accordance with limited exemptions under applicable Securities Laws until the expiry of the applicable hold period (which may, in certain circumstances, be of indefinite duration).

(d)	The Subscriber’s ability to transfer the Shares is limited by, among other things, applicable Securities Laws.

(e)	The Shares shall have attached to them, whether through the electronic deposit system of CDS, an ownership statement issued under a direct registration system or other electronic book entry system, or on certificates that may be issued, as applicable, any legends as may be prescribed by CDS in addition to a legend setting out resale restrictions under applicable Securities Laws substantially in the following form (and with the necessary information inserted):

“Unless permitted under securities legislation, the holder of this security must not trade the security before September 21, 2024.”

(f)	The Subscriber:

(i)	understands and acknowledges that the Shares purchased hereunder have not been registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered, sold, pledged, delivered or otherwise transferred, other than pursuant to an effective registration statement that is available for the resale of the Shares or an applicable exemption from the registration requirements of the U.S. Securities Act and the securities laws of all applicable states of the United States;

(ii)	the Subscriber understands and agrees that there may be material tax consequences to the Subscriber of buying, holding or disposing of the Shares under the tax laws of Canada and the United States and that the Corporation does not give any opinion or make any representation with respect to any such tax consequences to the Subscriber;

(iii)	understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state securities laws, any ownership statements issued under a direct registration system or certificates representing the Shares will bear, in addition to any legend referred to under subparagraph (e) above, a legend in substantially the following form:

“THE SUBORDINATE VOTING SHARES OF GOODNESS GROWTH HOLDINGS, INC. (THE “CORPORATION”) REPRESENTED HEREBY HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND HAVE NOT BEEN REGISTERED PURSUANT TO THE U.S. SECURITIES ACT OR ANY U.S. STATE SECURITIES LAWS. THE SUBORDINATE VOTING SHARES MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS THAT IS AVAILABLE FOR THE SALE OF SUCH SECURITIES, OR (B) PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE U.S. STATE SECURITIES LAWS.”

provided, that, if any such Shares are being sold pursuant to clause (B) of such legend, the legend may be removed by delivery to the Corporation (and its transfer agent, if applicable) of an opinion of counsel, which opinion shall be delivered by counsel to the Corporation and be reasonably acceptable to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or U.S. state securities laws;

(iv)	consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer for the Shares set forth and described herein;

(v)	will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents required by applicable Securities Laws, or by any securities commission, stock exchange or other regulatory authority with respect to the issue of the Shares; and

(vi)	[reserved].

(g)	The Subscriber understands and acknowledges that:

(i)	the Corporation shall, with respect to resales of any Shares acquired hereunder undertake to use commercially reasonable efforts to (i) prepare and file a registration statement (as amended or supplemented as provided herein, the “Registration Statement”), with respect to such Shares with the United States Securities and Exchange Commission (the “SEC”) within 45 days of the Closing Date, and (ii) cause the Registration Statement to become effective within 135 calendar days after the initial filing date unless the SEC notifies the Corporation that it does not intend to review the Registration Statement, in which case the Corporation shall cause the Registration Statement to become effective within 15 calendar days after receipt of such notification;

(ii)	the Corporation’s obligations to include the Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Corporation such information regarding the Subscriber, the securities of the Corporation held by the Subscriber and the intended method of disposition of the Shares, in the form of the selling shareholder questionnaire to which the parties have agreed;

(iii)	notwithstanding anything to the contrary contained herein, the Corporation may suspend the use or effectiveness of the Registration Statement if it reasonably determines that in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Corporation or would require premature disclosure of information that could materially adversely affect the Corporation, or if the SEC issues any stop order suspending the effectiveness of the Registration Statement or indicates the intention to initiate any proceedings for such purpose (each such circumstance, a “Suspension Event”); provided, that, (A) the Corporation shall not so delay filing or so suspend the use of the Registration Statement for a period of more than 30 consecutive days or more than two times in any 360 calendar-day period and (B) the Corporation shall use commercially reasonable efforts to make the Registration Statement available for the sale by the Subscriber of such Shares as soon as practicable thereafter; and

(iv)	upon receipt of any written notice from the Corporation (which notice shall not contain any material non-public information regarding the Corporation) of the occurrence of any Suspension Event during the period that the Registration Statement is effective or, if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, and a certificate from an executive officer of the Corporation certifying as to the foregoing facts, the Subscriber agrees that it (A) will promptly discontinue offers and sales of any Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 under the U.S. Securities Act) until the Subscriber receives copies of a supplemental or amended prospectus (which the Corporation agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Corporation that it may resume such offers and sales, and (B) will maintain the confidentiality of any information included in such written notice delivered by the Corporation unless otherwise required by law, subpoena or regulatory request or requirement, and, if requested by the Subscriber, the Corporation shall use commercially reasonable efforts to cause (x) the removal of the restrictive legends from any Shares being sold under the Registration Statement, pursuant to Rule 144 under the U.S. Securities Act, if available and applicable, or pursuant to an exemption from registration at the time of sale of such Shares and (y) its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (x) to the effect that the removal of such restrictive legends in such circumstances may be effected under the U.S. Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the requesting holder as reasonably requested by the transfer agent or reasonably required under securities laws for the removal of legends and issuance of related opinion letters, establishing that restrictive legends are no longer required.

(h)	The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus or registration statement under the Securities Laws and, as a consequence of acquiring the Shares pursuant to such exemption:

(i)	certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission and certain statutory remedies against an issuer, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus or registration statement, will not be available to the Subscriber;

(ii)	the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;

(iii)	the Subscriber may not receive information that would otherwise be required to be given under the Securities Laws; and

(iv)	the Corporation is relieved from certain obligations that would otherwise apply under the Securities Laws.

(i)	The offer, issuance, sale and delivery of the Shares is conditional upon such sale being exempt from the prospectus filing and registration requirements and the requirement to deliver an offering memorandum in connection with the distribution of the Shares under the Securities Laws of the Selling Jurisdictions or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus.

(j)	The Corporation may complete additional financings in the future in order to develop the business of the Corporation and fund its ongoing development, and such future financings may have a dilutive effect on current shareholders or securityholders of the Corporation, including the Subscriber.

(k)	The Subscriber is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement.

(l)	This offer to subscribe is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber without the consent of the Corporation.

(m)	[Reserved].

(n)	Legal counsel retained by the Corporation is acting as counsel to the Corporation and not as counsel to the Subscriber.

(o)	The Subscriber acknowledges that this Subscription Agreement and the Schedules hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Shares under the Securities Laws and other applicable securities laws, preparing and registering certificates (or other evidence of subscription) representing the Shares to be issued to the Subscriber and completing filings required by taxation authorities and any stock exchange or securities regulatory authority. Securities regulatory authorities in each of the provinces of Canada have been granted the authority to indirectly collect this personal information pursuant to securities legislation and this personal information is also being collected for the purpose of administration and enforcement of securities legislation. The Subscriber hereby acknowledges and consents to the collection, use, and disclosure of certain personal information by securities regulatory authorities in Canada. If the Subscriber is resident in or otherwise subject to the securities laws applicable in another province of Canada, the information provided by the Subscriber in this Subscription Agreement identifying the name, address and telephone number of the Subscriber, the Shares being purchased hereunder and the Subscription Amount, as well as the Closing Date and the exemption that the Subscriber is relying on in purchasing the Shares will be disclosed to the applicable securities regulatory authority, and such information is being indirectly collected by such securities regulatory authority under the authority granted to it under securities legislation. This information is being collected for the purposes of the administration and enforcement of the securities legislation of the applicable province. The Subscriber hereby authorizes the indirect collection of such information by the applicable securities regulatory authority. In the event the Subscriber has any questions with respect to the indirect collection of such information by securities regulatory authorities, the Subscriber should contact the applicable securities regulatory authority at the addresses set out at Schedule “B” hereto. The Subscriber’s personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities, (b) the Corporation’s registrar and transfer agent, (c) taxation authorities, and (d) any of the other parties involved in the Offering, including legal counsel. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection (including the indirect collection of personal information), use and disclosure of the Subscriber’s personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described in this Subscription Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

(p)	The Subscriber agrees to indemnify and hold harmless the Corporation and its respective directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense (including, but not limited to, any and all fees, costs and expenses reasonable incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation in connection herewith being untrue or misleading in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein.

6.3	Reliance on Representations, Covenants and Acknowledgements

The Subscriber acknowledges and agrees that the representations, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation and its legal counsel in determining the Subscriber’s eligibility to purchase the Shares. The Subscriber further agrees that by accepting the Shares, the Subscriber shall be representing that such representations, acknowledgements and covenants are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time.

ARTICLE 7– SURVIVAL OF REPRESENTATIONS AND COVENANTS

7.1	Survival of Representations and Covenants of the Subscriber

The representations and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and continue in full force and effect for the benefit of the Corporation, notwithstanding such Closing or any investigation made by or on behalf of the Corporation with respect thereto and notwithstanding any subsequent disposition by the Subscriber of any of the Shares.

ARTICLE 8 – MISCELLANEOUS

8.1	Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

8.2	Notices

(a)	Any notice, direction or other instrument required or permitted to be given to the Corporation shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission as follows:

Goodness Growth Holdings, Inc.

207 South 9th Street

Minneapolis, Minnesota

Attention: Amber Shimpa, President

(b)	Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)	Any party hereto may change its address for service from time to time by notice given to the other party hereto in accordance with the foregoing provisions.

8.3	Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

8.4	Costs and Expenses

All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

8.5	Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of British Columbia and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

8.6	Entire Agreement

This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

8.7	Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original, PDF or faxed form and the parties adopt any signatures received by PDF or a receiving fax machine as original signatures of the parties. If less than a complete copy of this Subscription Agreement is delivered to the Corporation, the Corporation and its respective advisors are entitled to assume that the Subscriber accepts and agrees to all the terms and conditions of the pages not delivered, unaltered.

8.8	Assignment

This Subscription Agreement may not be assigned by either party except with the prior written consent of the other party hereto.

8.9	Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

8.10	Language

It is the express wish of the Subscriber that the Subscription Agreement and any related documentation be drawn up in English only. Il est de la volonté expresse du souscripteur que la convention de souscription ainsi que tout document connexe soient rédigés en langue anglaise uniquement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

The Corporation hereby accepts the subscription for Shares as set forth on the second page of this Subscription Agreement on the terms and conditions contained in this Subscription Agreement (including all applicable Schedules) this 20th day of May, 2024.

GOODNESS GROWTH HOLDINGS, INC.

Per:	/s/ Amber Shimpa
Amber Shimpa, President

SCHEDULE “A”

U.S. ACCREDITED INVESTOR CERTIFICATE

As of the date hereof, the Subscriber represents and, as applicable, covenants to the Corporation, and acknowledges that the Corporation is relying thereon, that the undersigned Subscriber, and if applicable, each person for whose account the undersigned Subscriber is purchasing the Shares of the Corporation, is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act and satisfies one or more of the categories indicated below (please mark the appropriate categories, indicating “S” for the undersigned subscriber):

	Category 1. [Rule 501(a)(1)]	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

	Category 2. [Rule 501(a)(1)]	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

	Category 3. [Rule 501(a)(1)]	A broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended; or

	Category 4. [Rule 501(a)(1)]	An investment adviser registered pursuant to Section 203 of the U.S. Investment Advisers Act of 1940, as amended, or registered pursuant to the laws of a state; or

	Category 5. [Rule 501(a)(1)]	An investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the U.S. Investment Advisers Act of 1940, as amended; or

	Category 6. [Rule 501(a)(1)]	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

	Category 7. [Rule 501(a)(1)]	An investment company registered under the U.S. Investment Company Act of 1940, as amended; or

	Category 8. [Rule 501(a)(1)]	A business development company as defined in Section 2(a)(48) of the U.S. Investment Company Act of 1940, as amended; or

	Category 9. [Rule 501(a)(1)]	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended; or

	Category 10. [Rule 501(a)(1)]	A Rural Business Investment Company as defined in Section 384A of the U.S. Consolidated Farm and Rural Development Act of 1972, as amended; or

	Category 11. [Rule 501(a)(1)]	A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of U.S. $5,000,000; or

	Category 12. [Rule 501(a)(1)]	An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

	Category 13. [Rule 501(a)(2)]	A private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended; or

S	Category 14. [Rule 501(a)(3)]	An organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, a partnership, or a limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000; or

	Category 15. [Rule 501(a)(4)]	A director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer; or

Category 16. [Rule 501(a)(5)]	A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds U.S. $1,000,000; or (Note: For the purposes of calculating “net worth”

(i)	the person’s primary residence shall not be included as an asset;

(ii)	indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the closing of the Offering, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the closing of the Offering exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii)	indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability.)

(Note: For the purposes of calculating “joint net worth”, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard does not require that the securities be purchased jointly.)

(Note: The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

Category 17. [Rule 501(a)(6)]

A natural person who had an individual income in excess of U.S. $200,000 in each year of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(Note: The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

Category 18. [Rule 501(a)(7)]	A trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under Regulation D under the U.S. Securities Act; or

Category 19. [Rule 501(a)(8)]

An entity in which each of the equity owners are accredited investors; or

(Note: It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this category. If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this category may be available.)

Category 20. [Rule 501(a)(9)]	An entity, of a type not listed in Categories 1 through 14, 18 or 19 above, not formed for the specific purpose of acquiring the securities offered, owning “investments” (as defined in Rule 2a51-1(b) under the U.S. Investment Company Act of 1940, as amended) in excess of U.S. $5,000,000; or

Category 21. [Rule 501(a)(10)]	A natural person holding in good standing one or more of the following professional licenses:

(i)	General Securities Representative license (Series 7);

(ii)	Private Securities Offerings Representative license (Series 82), and

(iii)	Investment Adviser Representative license (Series 65); or

Category 22. [Rule 501(a)(11)]	A natural person who is a “knowledgeable employee” (as defined in Rule 3c-5(a)(4) under the U.S. Investment Company Act of 1940, as amended) of the issuer of the securities being offered or sold where the issuer would be an “investment company” (as defined in Section 3 of U.S. Investment Company Act of 1940, as amended), but for the exclusion provided by either Section 3(c)(1) or section 3(c)(7) of U.S. Investment Company Act of 1940, as amended; or

Category 23. [Rule 501(a)(12)]	A “family office” (as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, as amended):

(i)	with assets under management in excess of U.S. $5,000,000,

(ii)	that is not formed for the specific purpose of acquiring the securities offered, and

(iii)	whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

Category 24. [Rule 501(a)(13)]	A “family client” (as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, as amended) of a family office meeting the requirements in Category 23 above and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) of Category 23.

The foregoing representation is true and accurate as of the date of this certificate and will be true and accurate as of the Closing Date of the Offering of Shares as set forth in the attached Subscription Agreement. If any such representation shall not be true and accurate prior to Closing Date, the undersigned shall give immediate written notice of such fact to the Corporation. Upon execution of this Schedule by the Subscriber, this Schedule shall be incorporated into and form a part of the Subscription Agreement.

The Subscriber has executed this Certificate as of this 20th day of May, 2024.

If a Corporation, Partnership or Other Entity:	If an Individual:

Chicago Atlantic Opportunity Portfolio, LP
Name of Entity	Signature

Limited Partnership
Type of Entity	Print or Type Name

/s/ John Mazarakis
Signature of Person Signing

John Mazarakis, Authorized Person
Print or Type Name and Title of Person Signing

SCHEDULE “B”

COLLECTION OF PERSONAL INFORMATION

Alberta Securities Commission Suite 600, 250 - 5th Street SW Calgary, Alberta T2P 0R4 Telephone: (403) 297-6454 Toll free in Canada: 1-877-355-0585 Facsimile: (403) 297-2082	Government of Nunavut Department of Justice, Legal Registries Division P.O. Box 1000, Station 570 1st Floor, Brown Building Iqaluit, Nunavut X0A 0H0 Telephone: (867) 975-6590 Facsimile: (867) 975-6594

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: inquiries@bcsc.bc.ca

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593-8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

The Manitoba Securities Commission 500 - 400 St. Mary Avenue Winnipeg, Manitoba R3C 4K5 Telephone: (204) 945-2548 Toll free in Manitoba: 1-800-655-5244 Facsimile: (204) 945- 0330	Prince Edward Island Securities Office 95 Rochford Street, 4th Floor Shaw Building P.O. Box 2000 Charlottetown, Prince Edward Island. C1A 7N8 Telephone: (902) 368-4569 Facsimile: (902) 368-5283

Financial and Consumer Services Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) -658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155(For filing purposes only)

Facsimile: (514) 864-6381 (For privacy requests only)

Email: financementdessocietes@lautorite.qc.ca

(For corporate finance issuers);

fonds_dinvestissement@lautorite.qc.ca

(For investment fund issuers)

Government of Newfoundland and Labrador

Financial Services Regulation Division

P.O. Box 8700, Confederation Building

2nd Floor, West Block, Prince Philip Drive

St. John’s, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187

Financial and Consumer Affairs Authority of Saskatchewan Suite 601 - 1919 Saskatchewan Drive Regina, Saskatchewan S4P 4H2 Telephone: (306) 787-5879 Facsimile: (306) 787-5899

Government of the Northwest Territories

Office of the Superintendent of Securities

P.O. Box 1320

Yellowknife, Northwest Territories

X1A 2L9

Attention: Deputy Superintendent,

Legal & Enforcement

Telephone: (867) 920-8984

Facsimile: (867) 873-0243

Government of Yukon Department of Community Services Law Centre, 3rd Floor 2130 Second Avenue Whitehorse, Yukon Y1A 5H6 Telephone: (867) 667-5314 Facsimile: (867) 393-6251
Nova Scotia Securities Commission Suite 400, 5251 Duke Street Duke Tower, P.O. Box 458 Halifax, Nova Scotia B3J 2P8 Telephone: (902) 424-7768 Facsimile: (902) 424-4625

B-1